As filed with the Securities and Exchange Commission on August 1, 2024

Registration No. 333-239608

Registration No. 333-274014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-239608

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-274014

UNDER

THE SECURITIES ACT OF 1993

Superior Drilling Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	46-4341605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1583 South 1700 East

Vernal, Utah 84078

Telephone: (435) 789-0594

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Troy Meier

Chief Executive Officer

Superior Drilling Products, Inc.

1583 South 1700 East

Vernal, Utah 84078

Telephone: (435) 789-0594

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Kevin J. Poli

Porter Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6600

Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) of Superior Drilling Products, Inc., a Utah corporation (the “Registrant”), which have been previously filed with the U.S. Securities and Exchange Commission (the “SEC”), to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof:

●	Registration Statement on Form S-3 (No. 333-239608), filed with the SEC on July 1, 2020; and

●	Registration Statement on Form S-3 (No. 333-274014), filed with the SEC on August 15, 2023.

On [●], 2024 (the “Effective Date”), pursuant to the Agreement and Plan of Merger, dated as of March 6, 2024, among Drilling Tools International Corporation, a Delaware corporation (“DTI”), DTI Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DTI (“Merger Sub I”), and DTI Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiarity of DTI (“Merger Sub II”) and the Registrant, and the transactions contemplated thereby, including the merger, pursuant to which (a) Merger Sub I will merge with and into the Registrant (the “First Merger”), with the Registrant surviving as a wholly owned subsidiary of DTI, and (b) upon the effective time of the First Merger, the Registrant, as the surviving corporation of the First Merger, will merge with and into Merger Sub II (the “Second Merger”, and together with the First Merger, the “Merger”), with Merger Sub II surviving as a wholly owned subsidiary of DTI.

As a result of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to existing registration statements, including the Registration Statements. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Registrant’s securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration, by means of this Post-Effective Amendment, any and all securities registered under the Registration Statements which remained unsold as of the Effective Date and terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernal, State of Utah, on August 1, 2024.

SUPERIOR DRILLING PRODUCTS, INC.

By:	/s/ G. Troy Meier
Name:	G. Troy Meier
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.